                                                                    EXHIBIT 23.2

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1997 Director Share Option Scheme and the 1999 Employee Share Purchase Plan of IONA Technologies PLC and to the incorporation by reference therein of our report dated January 21, 2003, with respect to the consolidated financial statements of IONA Technologies PLC included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



Ernst & Young
Dublin, Ireland


May 16, 2003